Exhibit (d)(20)

INVESTMENT ADVISORY AGREEMENT

This Agreement is made and entered into as of May 08, 2026, by and between GraniteShares ETF Trust, a Delaware trust (the “Trust”), on behalf of each fund set forth on Appendix A, each a series of shares of the Trust (each a “Fund” and collectively the “Funds”), and GraniteShares Advisors LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets of the Trust;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”), and engages in the business of asset management;

WHEREAS, the Trust desires to retain the Adviser to render certain investment management services to the Fund, and the Adviser is willing to render such services; and

WHEREAS, capitalized terms used but not otherwise defined in herein shall have the meaning ascribed to such terms in the prospectus and statement of additional information of each Fund, as the same may be amended from time to time.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Obligations of Investment Adviser

(a) Services. The Adviser shall provide a continuous program of investment management for each Fund, subject to the general supervision of the Trust’s Board of Trustees and the provisions of this Agreement. Specifically, and without limiting the generality of the foregoing, the Adviser agrees to perform the following services (the “Services”) for each Fund:

(1)	manage the investment and reinvestment of the assets of the Fund;

(2)	continuously review, supervise, and administer the investment program of the Fund;

(3)	determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund;

(4)	with the assistance of the Fund’s distributor, determine the number of shares of the Fund that will be created or redeemed each Business Day based on the purchase orders submitted by Authorized Participants;

(5)	provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with;

(6)	provide the Trust and the Fund with records concerning the Adviser’s activities under this Agreement which the Trust and the Fund are required to maintain; and

(7)	render regular reports to the Trust’s trustees and officers concerning the Adviser’s discharge of the foregoing responsibilities.

(b) Control of the Trust. The Adviser shall discharge the responsibilities described in subsection (a) subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the relevant Fund’s objectives, policies, and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations.

(c) Sub-Adviser and Agents. All Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any managers, officers or employees of the Adviser or through such other parties (including, without limitation, a sub-adviser) as the Adviser may determine from time to time.

(d) Expenses and Personnel. The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the Services on the terms and for the compensation provided herein. The Adviser shall authorize and permit any of its officers, managers, or employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected. Except to the extent expressly assumed by the Adviser and except to the extent required by law to be paid by the Adviser, the Trust shall pay all costs and expenses in connection with its operation.

(e) Books and Records. The Adviser hereby undertakes and agrees to maintain all records not maintained by a service provider or sub-adviser pursuant to their agreements with the Trust or Adviser, in the form and for the period required by Rule 31a-2 under the 1940 Act. All books and records prepared and maintained by the Adviser for the Trust and each Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Adviser shall surrender to the Trust and the Fund such of the books and records so requested. The Adviser further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

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(f) Additional Services Provided at the Expense of the Trust. The Adviser agrees, at the expense of the Trust, (i) to assist in the preparation of all required tax returns of the Trust and the Funds, (ii) to prepare and submit reports to existing shareholders, (iii) to assist in the periodic update of the prospectuses and statements of additional information of the Trust and (iv) to assist in the preparation of reports to be filed with the Securities and Exchange Commission and other regulatory authorities.

2. Fund Transactions.

(a) General. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds. With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for fund transactions, which is a combination of price, quality of execution and other factors. As permitted by Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”), the Adviser may pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. Such practice is subject to a good faith determination that such commission is reasonable in light of the services provided and to such policies as the Trust’s trustees may adopt from time to time. Such services of brokers are used by the Adviser in connection with all of its investment activities, and some of such services obtained in connection with the execution of transactions for a Fund may be used in managing other investment accounts.

(b) Mixed-Use Services. On occasion, a broker-dealer might furnish the Adviser with a service which has a mixed use (i.e., the service is used both for investment and brokerage activities and for other activities). Where this occurs, the Adviser will reasonably allocate the cost of the service, so that the portion or specific component which assists in investment and brokerage activities is obtained using portfolio commissions from such Fund or Funds or other managed accounts, and the portion or specific component which provides other assistance (for example, administrative or non-research assistance) is paid for by the Adviser from its own funds.

(c) Exclusivity. Where the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as its other customers (including any other fund or other investment company or advisory account for which the Adviser acts as investment adviser), the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for such other customers in order to obtain the best net price and most favorable execution under the circumstances. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser, as applicable, in the manner it considers to be equitable and consistent with its fiduciary obligations to such Fund and such other customers. In some instances, this procedure may adversely affect the price and size of the position obtainable for the Fund.

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(d) Reporting. The Adviser will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

(e) Delegation. The Adviser may delegate or share responsibility for Fund transactions and the terms of this Section 2 with a sub-adviser, pursuant to the terms of Section 1(c).

3. Compensation of the Adviser. For the services rendered, the facilities furnished and expenses assumed by the Adviser, the Funds shall individually pay to the Adviser at the end of each calendar month a fee for the Fund calculated as a percentage of the average daily net assets of the Fund at the annual rates set forth in Appendix A of this Agreement. Appendix A shall be amended from time to time to reflect the addition and/or termination of any Fund as a Fund hereunder and to reflect any change in the Advisory fees payable with respect to any Fund duly approved in accordance with Section 8 hereof. The Adviser’s fee is accrued daily at 1/365th of the applicable annual rate set forth in Appendix A. For the purpose of the fee accrual, the daily net assets of the Fund are determined in the manner and at the times set forth in the Trust’s current prospectus and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen business days of the date of termination. The Adviser may waive all or a portion of its fees provided for hereunder and such waiver will be treated as a reduction in the purchase price of its services. The Adviser shall be contractually bound under this Agreement by the terms of any publicly-announced waiver of its fee, or any limitation of a Fund’s expenses, as if such waiver or limitation were fully set forth in this Agreement. The waiver of any of the Adviser’s fee shall not obligate the Adviser to waive any of its fee on a subsequent occasion.

4. Status of Investment Adviser. The services of the Adviser to the Trust and each Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust and the Fund are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any manager, officer or employee of the Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5. Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as managers, officers, members or otherwise; and managers, officers, agents, and members of the Adviser are or may be interested in the Trust as trustees, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise.

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6. Limits of Liability; Indemnification. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or a Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust’s registration statement under the 1940 Act or the Securities Act of 1933, as amended (the “1933 Act”), except for information supplied by the Adviser for inclusion therein. The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust’s Declaration of Trust. The terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

7. Term. This Agreement shall remain in effect for an initial term of two calendar years commencing on the date on which the first of the Funds commences operations, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice of a decision to terminate this Agreement by (i) the Trust’s trustees; or (ii) the vote of a majority of the outstanding voting securities of the Trust;

(b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the 1940 Act and the rules promulgated thereunder); and

(c) the Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days’ written notice to the Trust and the Funds.

8. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Fund until approved by (a) to the extent required by applicable law, the vote of the holders of a majority of the Fund’s outstanding voting securities and (b) a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. Additional funds may be added by written agreement of the Trust and the Adviser.

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9. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to the principles of the conflict of laws or the choice of laws.

10. Representations and Warranties.

(a) Representations and Warranties of the Adviser. The Adviser hereby represents and warrants to the Trust as follows:

(i)	the Adviser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;

(ii)	the Adviser is registered as an investment adviser with the SEC under the Advisers Act, shall maintain such registration in effect at all times during the term of this Agreement, and shall notify the Trust immediately if the Adviser ceases to be so registered; and

(iii)	the Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of that code, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, the chief compliance officer of the Adviser shall certify to the Trust that the Adviser has complied with the requirements of Rule 17j-1 (as amended from time to time) during the previous quarter and that there have been no violations of the Adviser’s code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Trust, the Adviser shall permit representatives of the Trust to examine the reports (or summaries of the reports) required to be made to the Adviser by Rule 17j-1(c)(1) and other records evidencing enforcement of the code of ethics.

(b) Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) shares of the Funds are (or will be) registered for offer and sale to the public under the 1933 Act; and (iii) such registrations will be kept in effect during the term of this Agreement.

11. Liability of Trust and Funds. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. This Agreement shall not be deemed to have been made by any of the persons listed in the first sentence of this paragraph individually or to impose any liability on such persons personally. With respect to any obligation of the Trust or the Funds arising under this Agreement, the Adviser shall look for payment or satisfaction of such obligation solely to the assets and property of the Fund to which such obligation relates, and under no circumstances shall the Adviser have the right to set off claims relating to such Fund by applying property of any other series of the Trust. The business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Funds.

12. Use of Names. The Trust acknowledges that all rights to the names “GraniteShares” and any derivation thereof (“Names”), as well as any logos that are now or shall hereafter be associated with Names (“Logos”), belong to the Adviser and its affiliate GraniteShares, Inc., and that the Trust is being granted a limited license to use such Names and Logos in its name, the name of its series and the name of its classes of shares. In the event that this Agreement is terminated and the Adviser no longer acts as investment adviser to the Trust, the Adviser reserves the right to withdraw from the Trust and the Funds the uses of Names and Logos or any name or logo that would imply a continuing relationship between the Trust or the Funds and the Adviser or any of its affiliates.

13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

14. Notice. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Trust at 250 Broadway, 24th Floor, New York NY 10007, or to such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at the Trust at 250 Broadway, 24th Floor, New York NY 10007, or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

GraniteShares ETF Trust

By:	/s/ William Rhind
Name:	William Rhind
Title:	President

GraniteShares Advisors LLC

By:	/s/ William Rhind
Name:	William Rhind
Title:	CEO

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APPENDIX A

INVESTMENT ADVISORY AGREEMENT

Product	Ticker	Mgt Fees
GraniteShares 1.25x Long TSLA Daily ETF	TSL	0.99%
GraniteShares 2x Long NVDA Daily ETF	NVDL	0.99%
GraniteShares 2x Long COIN Daily ETF	CONL	0.99%
GraniteShares 2x Long BABA Daily ETF	BABX	0.99%
GraniteShares 2x Long META Daily ETF	FBL	0.99%
GraniteShares 2x Long GOOGL Daily ETF	GOOL	0.99%
GraniteShares 2x Long AMZN Daily ETF	AMZZ	0.99%
GraniteShares 2x Long AAPL Daily ETF	AAPB	0.99%
GraniteShares 2x Long MSFT Daily ETF	MSFL	0.99%
GraniteShares 2x Long AMD Daily ETF	AMDL	0.99%
GraniteShares 2x Long PLTR Daily ETF	PTIR	0.99%
GraniteShares 2x Long UBER Daily ETF	UBRL	0.99%
GraniteShares 2x Long DIS Daily ETF	DISL	0.99%
GraniteShares 2x Long F Daily ETF	FRDL	0.99%
GraniteShares 2x Long AAL Daily ETF	AALL	0.99%
GraniteShares 1x Short AAL Daily ETF	AALS	0.99%
GraniteShares 2x Short AAL Daily ETF	ALSD	1.30%
GraniteShares 1x Short AAPL Daily ETF	APLI	0.99%
GraniteShares 2x Short AAPL Daily ETF	APSD	1.30%
GraniteShares 1x Short AMD Daily ETF	AMDS	0.99%
GraniteShares 2x Short AMD Daily ETF	AMSS	1.30%
GraniteShares 2x Short COIN Daily ETF	CONI	0.99%
GraniteShares 2x Long JPM Daily ETF	JPML	0.99%
GraniteShares 1x Short JPM Daily ETF	JPMI	0.99%
GraniteShares 2x Short JPM Daily ETF	JPMS	1.30%
GraniteShares 2x Long LCID Daily ETF	LCDL	0.99%
GraniteShares 1x Short LCID Daily ETF	LCDI	0.99%
GraniteShares 2x Short LCID Daily ETF	LCDD	1.30%
GraniteShares 1x Short META Daily ETF	METY	0.99%
GraniteShares 2x Short META Daily ETF	FBIS	1.30%
GraniteShares 1x Short NVDA Daily ETF	NVDI	0.99%
GraniteShares 2x Short NVDA Daily ETF	NVD	1.30%
GraniteShares 2x Long RIVN Daily ETF	RVNL	0.99%
GraniteShares 1x Short RIVN Daily ETF	RVNI	0.99%
GraniteShares 2x Short RIVN Daily ETF	RVND	1.30%
GraniteShares 2x Long TSLA Daily ETF	TSLR	0.95%
GraniteShares 1x Short TSLA Daily ETF	TSS	1.30%

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GraniteShares 2x Short TSLA Daily ETF	TSDD	0.95%
GraniteShares 2x Long XOM Daily ETF	XOML	0.99%
GraniteShares 1x Short XOM Daily ETF	XOMI	0.99%
GraniteShares 2x Short XOM Daily ETF	XOMD	1.30%
GraniteShares 2x Long ADBE Daily ETF	ADBL	1.30%
GraniteShares 2x Short ADBE Daily ETF	ADBS	1.30%
GraniteShares 2x Long AMC Daily ETF	AMCL	1.30%
GraniteShares 2x Long ARM Daily ETF	AMRL	1.30%
GraniteShares 2x Long AVGO Daily ETF	AVGU	1.30%
GraniteShares 2x Short AVGO Daily ETF	AVGS	1.30%
GraniteShares 2x Long CCL Daily ETF	CCLU	1.30%
GraniteShares 2x Short CCL Daily ETF	CCLS	1.30%
GraniteShares 2x Long CRWD Daily ETF	CRWL	1.30%
GraniteShares 2x Short CRWD Daily ETF	CRWQ	1.30%
GraniteShares 2x Long DELL Daily ETF	DLLL	1.30%
GraniteShares 2x Short DELL Daily ETF	DLLS	1.30%
GraniteShares 2x Long GME Daily ETF	GMEL	1.30%
GraniteShares 2x Long INTC Daily ETF	INTW	1.30%
GraniteShares 2x Short INTC Daily ETF	INTD	1.30%
GraniteShares 2x Long LLY Daily ETF	LLYL	1.30%
GraniteShares 2x Short LLY Daily ETF	LLYD	1.30%
GraniteShares 2x Long MSTR Daily ETF	MSTP	1.30%
GraniteShares 2x Long MU Daily ETF	MULL	1.30%
GraniteShares 2x Short MU Daily ETF	MULS	1.30%
GraniteShares 2x Long NFLX Daily ETF	NFLL	1.30%
GraniteShares 2x Short NFLX Daily ETF	NFLS	1.30%
GraniteShares 2x Long NVO Daily ETF	NVOL	1.30%
GraniteShares 2x Short NVO Daily ETF	NVOD	1.30%
GraniteShares 2x Long PANW Daily ETF	PANU	1.30%
GraniteShares 2x Short PANW Daily ETF	PANS	1.30%
GraniteShares 2x Long QCOM Daily ETF	QCML	1.30%
GraniteShares 2x Short QCOM Daily ETF	QCMS	1.30%
GraniteShares 2x Long SMCI Daily ETF	SMCL	1.30%
GraniteShares 2x Short SMCI Daily ETF	SMCS	1.30%
GraniteShares 2x Long TSM Daily ETF	TSMU	1.30%
GraniteShares 2x Short TSM Daily ETF	TSMS	1.30%
GraniteShares 2x Long IONQ Daily ETF	IONL	1.30%
GraniteShares 2x Long XYZ Daily ETF	XYZL	1.30%
GraniteShares 2x Long MARA Daily ETF	MRAL	1.30%
GraniteShares 2x Short MSTR Daily ETF	MSDD	1.30%
GraniteShares 2x Long MRVL Daily ETF	MVLL	1.30%
GraniteShares 2x Long PDD Daily ETF	PDDL	1.30%

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GraniteShares 2x Long RDDT Daily ETF	RDTL	1.30%
GraniteShares 2x Long RIOT Daily ETF	RIOL	1.30%
GraniteShares 2x Long HOOD Daily ETF	HOOL	1.30%
GraniteShares 2x Long NOW Daily ETF	NOWL	1.30%
GraniteShares 2x Long SNOW Daily ETF	SNWL	1.30%
GraniteShares 2x Long VRT Daily ETF	VRTL	1.30%
GraniteShares 2x ABNB Daily Leverage ETF	ABNB	1.30%
GraniteShares 2x APP Daily Leverage ETF	APP	1.30%
GraniteShares 2x CVNA Daily Leverage ETF	CVNA	1.30%
GraniteShares 2x KO Daily Leverage ETF	KO	1.30%
GraniteShares 2x COST Daily Leverage ETF	COST	1.30%
GraniteShares 2x FSLR Daily Leverage ETF	FSLR	1.30%
GraniteShares 2x HIMS Daily Leverage ETF	HIMS	1.30%
GraniteShares 2x ISRG Daily Leverage ETF	ISRG	1.30%
GraniteShares 2x MCD Daily Leverage ETF	MCD	1.30%
GraniteShares 2x MELI Daily Leverage ETF	MELI	1.30%
GraniteShares 2x NKE Daily Leverage ETF	NKE	1.30%
GraniteShares 2x PM Daily Leverage ETF	PM	1.30%
GraniteShares 2x RGTI Daily Leverage ETF	RGTI	1.30%
GraniteShares 2x SNAP Daily Leverage ETF	SNAP	1.30%
GraniteShares 2x SPOT Daily Leverage ETF	SPOT	1.30%
GraniteShares 2x SBUX Daily Leverage ETF	SBUX	1.30%
GraniteShares 2x UNH Daily Leverage ETF	UNH	1.30%
GraniteShares 2x WMT Daily Leverage ETF	WMT	1.30%
GraniteShares 2x BULL Daily Leverage ETF	BULL	1.30%
GraniteShares 2x Long SpaceX Daily ETF		1.30%
GraniteShares 2x Short SpaceX Daily ETF		2.00%
GraniteShares 2x Long Anthropic Daily ETF		1.30%
GraniteShares 2x Short Anthropic Daily ETF		2.00%
GraniteShares 2x Long OpenAI Daily ETF		1.30%
GraniteShares 2x Short OpenAI Daily ETF		2.00%
GraniteShares 2x Long Databricks Daily ETF		1.30%
GraniteShares 2x Short Databricks Daily ETF		2.00%
GraniteShares 2x Long SK Hynix Daily ETF		1.30%
GraniteShares 2x Short SK Hynix Daily ETF		2.00%
GraniteShares 2x Long AI Daily ETF		1.30%
GraniteShares 2x Short AI Daily ETF		2.00%
GraniteShares 2x Long APP Daily ETF		1.30%
GraniteShares 2x Short APP Daily ETF		2.00%
GraniteShares 2x Long ASTS Daily ETF		1.30%
GraniteShares 2x Short ASTS Daily ETF		2.00%
GraniteShares 2x Long BB Daily ETF		1.30%

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GraniteShares 2x Short BB Daily ETF	2.00%
GraniteShares 2x Long BMNR Daily ETF	1.30%
GraniteShares 2x Short BMNR Daily ETF	2.00%
GraniteShares 2x Long BTDR Daily ETF	1.30%
GraniteShares 2x Short BTDR Daily ETF	2.00%
GraniteShares 2x Long CRSR Daily ETF	1.30%
GraniteShares 2x Short CRSR Daily ETF	2.00%
GraniteShares 2x Long DBX Daily ETF	1.30%
GraniteShares 2x Short DBX Daily ETF	2.00%
GraniteShares 2x Long ETN Daily ETF	1.30%
GraniteShares 2x Short ETN Daily ETF	2.00%
GraniteShares 2x Long FIVN Daily ETF	1.30%
GraniteShares 2x Short FIVN Daily ETF	2.00%
GraniteShares 2x Long HUT Daily ETF	1.30%
GraniteShares 2x Short HUT Daily ETF	2.00%
GraniteShares 2x Long IOT Daily ETF	1.30%
GraniteShares 2x Short IOT Daily ETF	2.00%
GraniteShares 2x Long IREN Daily ETF	1.30%
GraniteShares 2x Short IREN Daily ETF	2.00%
GraniteShares 2x Long LITE Daily ETF	1.30%
GraniteShares 2x Short LITE Daily ETF	2.00%
GraniteShares 2x Long NTAP Daily ETF	1.30%
GraniteShares 2x Short NTAP Daily ETF	2.00%
GraniteShares 2x Long PATH Daily ETF	1.30%
GraniteShares 2x Short PATH Daily ETF	2.00%
GraniteShares 2x Long PSTG Daily ETF	1.30%
GraniteShares 2x Short PSTG Daily ETF	2.00%
GraniteShares 2x Long QLYS Daily ETF	1.30%
GraniteShares 2x Short QLYS Daily ETF	2.00%
GraniteShares 2x Long RKLB Daily ETF	1.30%
GraniteShares 2x Short RKLB Daily ETF	2.00%
GraniteShares 2x Long SNDK Daily ETF	1.30%
GraniteShares 2x Short SNDK Daily ETF	2.00%
GraniteShares 2x Long SOUN Daily ETF	1.30%
GraniteShares 2x Short SOUN Daily ETF	2.00%
GraniteShares 2x Long STX Daily ETF	1.30%
GraniteShares 2x Short STX Daily ETF	2.00%
GraniteShares 2x Long TDC Daily ETF	1.30%
GraniteShares 2x Short TDC Daily ETF	2.00%
GraniteShares 2x Long Anduril Daily ETF	1.30%
GraniteShares 2x Short Anduril Daily ETF	2.00%
GraniteShares 2x Long Lambda Daily ETF	1.30%

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GraniteShares 2x Short Lambda Daily ETF	2.00%
GraniteShares 2x Long Relativity Space Daily ETF	1.30%
GraniteShares 2x Short Relativity Space Daily ETF	2.00%
GraniteShares 2x Long Axiom Space Daily ETF	1.30%
GraniteShares 2x Short Axiom Space Daily ETF	2.00%
GraniteShares 2x Long Nscale Daily ETF	1.30%
GraniteShares 2x Short Nscale Daily ETF	2.00%
GraniteShares 2x Long Scale AI Daily ETF	1.30%
GraniteShares 2x Short Scale AI Daily ETF	2.00%
GraniteShares 2x Long Croq Daily ETF	1.30%
GraniteShares 2x Short Croq Daily ETF	2.00%
GraniteShares 2x Long SambaNova Daily ETF	1.30%
GraniteShares 2x Short SambaNova Daily ETF	2.00%
GraniteShares 2x Long Sierra Space Daily ETF	1.30%
GraniteShares 2x Short Sierra Space Daily ETF	2.00%
GraniteShares 3x Long AI Daily ETF	2.00%
GraniteShares 3x Long AI and Robotics Daily ETF	2.00%
GraniteShares 3x Long AI Semiconductor Daily ETF	2.00%
GraniteShares 3x Long Cloud Computing Daily ETF	2.00%
GraniteShares 3x Long Cybersecurity Daily ETF	2.00%
GraniteShares 3x Long Crypto Industry Daily ETF	2.00%
GraniteShares 3x Long Data Centers and Digital Infrastructure Daily ETF	2.00%
GraniteShares 3x Long Gold Miners Daily ETF	2.00%
GraniteShares 3x Long Quantum Computing Daily ETF	2.00%
GraniteShares 3x Long Uranium and Nuclear Daily ETF	2.00%
GraniteShares 3x Long Semiconductor Daily ETF	2.00%
GraniteShares 3x Short Semiconductor Daily ETF	4.00%
GraniteShares 3x Long Cybersecurity Daily ETF	2.00%
GraniteShares 3x Short Cybersecurity Daily ETF	4.00%
GraniteShares 3x Long AI Daily ETF	2.00%
GraniteShares 3x Short AI Daily ETF	4.00%
GraniteShares 3x Long China Internet Daily ETF	2.00%
GraniteShares 3x Short China Internet Daily ETF	4.00%
GraniteShares 3x Long Uranium and Nuclear Daily ETF	2.00%
GraniteShares 3x Short Uranium and Nuclear Daily ETF	4.00%
GraniteShares 3x Long Mag 7 Daily ETF	2.00%
GraniteShares 3x Short Mag 7 Daily ETF	4.00%
GraniteShares 3x Long Robotics Daily ETF	2.00%
GraniteShares 3x Short Robotics Daily ETF	4.00%
GraniteShares 3x Long Blockchain Daily ETF	2.00%
GraniteShares 3x Short Blockchain Daily ETF	4.00%

12

GraniteShares 3x Long IVES Daily ETF	2.00%
GraniteShares 3x Short IVES Daily ETF	4.00%
GraniteShares 3x Long Gold Miners Daily ETF	2.00%
GraniteShares 3x Short Gold Miners Daily ETF	4.00%
GraniteShares 3x Long Silver Miners Daily ETF	2.00%
GraniteShares 3x Short Silver Miners Daily ETF	4.00%
GraniteShares 3x Long Junior Gold Miners Daily ETF	2.00%
GraniteShares 3x Short Junior Gold Miners Daily ETF	4.00%
GraniteShares 3x Long Junior Silver Miners Daily ETF	2.00%
GraniteShares 3x Short Junior Silver Miners Daily ETF	4.00%
GraniteShares 3x Long Lithium and Battery Daily ETF	2.00%
GraniteShares 3x Short Lithium and Battery Daily ETF	4.00%
GraniteShares 3x Long Quantum Computing Daily ETF	2.00%
GraniteShares 3x Short Quantum Computing Daily ETF	4.00%
GraniteShares 3x Long Bitcoin Daily ETF	2.00%
GraniteShares 3x Short Bitcoin Daily ETF	4.00%
GraniteShares 3x Long Ether Daily ETF	2.00%
GraniteShares 3x Short Ether Daily ETF	4.00%
GraniteShares 3x Long Solana Daily ETF	2.00%
GraniteShares 3x Short Solana Daily ETF	4.00%
GraniteShares 3x Long XRP Daily ETF	2.00%
GraniteShares 3x Short XRP Daily ETF	4.00%
GraniteShares 3x Long AAPL Daily ETF	2.00%
GraniteShares 3x Short AAPL Daily ETF	4.00%
GraniteShares 3x Long AMZN Daily ETF	2.00%
GraniteShares 3x Short AMZN Daily ETF	4.00%
GraniteShares 3x Long GOOGL Daily ETF	2.00%
GraniteShares 3x Short GOOGL Daily ETF	4.00%
GraniteShares 3x Long META Daily ETF	2.00%
GraniteShares 3x Short META Daily ETF	4.00%
GraniteShares 3x Long MSFT Daily ETF	2.00%
GraniteShares 3x Short MSFT Daily ETF	4.00%
GraniteShares 3x Long NVDA Daily ETF	2.00%
GraniteShares 3x Short NVDA Daily ETF	4.00%
GraniteShares 3x Long TSLA Daily ETF	2.00%
GraniteShares 3x Short TSLA Daily ETF	4.00%
GraniteShares 3x Long TSLA Daily ETF	2.00%
GraniteShares 3x Short TSLA Daily ETF	4.00%
GraniteShares 3x Long NVDA Daily ETF	2.00%
GraniteShares 3x Short NVDA Daily ETF	4.00%
GraniteShares 3x Long AVGO Daily ETF	2.00%
GraniteShares 3x Short AVGO Daily ETF	4.00%

13

GraniteShares 3x Long BABA Daily ETF	2.00%
GraniteShares 3x Short BABA Daily ETF	4.00%
GraniteShares 3x Long ORCL Daily ETF	2.00%
GraniteShares 3x Short ORCL Daily ETF	4.00%
GraniteShares 4x Long SPY Daily ETF	3.00%
GraniteShares 4x Short SPY Daily ETF	5.00%
GraniteShares 4x Long QQQ Daily ETF	3.00%
GraniteShares 4x Short QQQ Daily ETF	5.00%
GraniteShares 4x Long IEMG Daily ETF	3.00%
GraniteShares 4x Short IEMG Daily ETF	5.00%
GraniteShares 4x Long IWM Daily ETF	3.00%
GraniteShares 4x Short IWM Daily ETF	5.00%
GraniteShares 4x Long XLC Daily ETF	3.00%
GraniteShares 4x Short XLC Daily ETF	5.00%
GraniteShares 4x Long XLY Daily ETF	3.00%
GraniteShares 4x Short XLY Daily ETF	5.00%
GraniteShares 4x Long XLP Daily ETF	3.00%
GraniteShares 4x Short XLP Daily ETF	5.00%
GraniteShares 4x Long XLE Daily ETF	3.00%
GraniteShares 4x Short XLE Daily ETF	5.00%
GraniteShares 4x Long XLF Daily ETF	3.00%
GraniteShares 4x Short XLF Daily ETF	5.00%
GraniteShares 4x Long XLV Daily ETF	3.00%
GraniteShares 4x Short XLV Daily ETF	5.00%
GraniteShares 4x Long XLI Daily ETF	3.00%
GraniteShares 4x Short XLI Daily ETF	5.00%
GraniteShares 4x Long XLB Daily ETF	3.00%
GraniteShares 4x Short XLB Daily ETF	5.00%
GraniteShares 4x Long XLRE Daily ETF	3.00%
GraniteShares 4x Short XLRE Daily ETF	5.00%
GraniteShares 4x Long XLK Daily ETF	3.00%
GraniteShares 4x Short XLK Daily ETF	5.00%
GraniteShares 4x Long XLU Daily ETF	3.00%
GraniteShares 4x Short XLU Daily ETF	5.00%
GraniteShares 4x Long Semiconductor Daily ETF	3.00%
GraniteShares 4x Short Semiconductor Daily ETF	5.00%
GraniteShares 4x Long Cybersecurity Daily ETF	3.00%
GraniteShares 4x Short Cybersecurity Daily ETF	5.00%
GraniteShares 4x Long AI Daily ETF	3.00%
GraniteShares 4x Short AI Daily ETF	5.00%
GraniteShares 4x Long China Internet Daily ETF	3.00%
GraniteShares 4x Short China Internet Daily ETF	5.00%

14

GraniteShares 4x Long Uranium and Nuclear Daily ETF	3.00%
GraniteShares 4x Short Uranium and Nuclear Daily ETF	5.00%
GraniteShares 4x Long Mag 7 Daily ETF	3.00%
GraniteShares 4x Short Mag 7 Daily ETF	5.00%
GraniteShares 4x Long Robotics Daily ETF	3.00%
GraniteShares 4x Short Robotics Daily ETF	5.00%
GraniteShares 4x Long Blockchain Daily ETF	3.00%
GraniteShares 4x Short Blockchain Daily ETF	5.00%
GraniteShares 4x Long IVES Daily ETF	3.00%
GraniteShares 4x Short IVES Daily ETF	5.00%
GraniteShares 4x Long Gold Miners Daily ETF	3.00%
GraniteShares 4x Short Gold Miners Daily ETF	5.00%
GraniteShares 4x Long Silver Miners Daily ETF	3.00%
GraniteShares 4x Short Silver Miners Daily ETF	5.00%
GraniteShares 4x Long Junior Gold Miners Daily ETF	3.00%
GraniteShares 4x Short Junior Gold Miners Daily ETF	5.00%
GraniteShares 4x Long Junior Silver Miners Daily ETF	3.00%
GraniteShares 4x Short Junior Silver Miners Daily ETF	5.00%
GraniteShares 4x Long Lithium and Battery Daily ETF	3.00%
GraniteShares 4x Short Lithium and Battery Daily ETF	5.00%
GraniteShares 4x Long Quantum Computing Daily ETF	3.00%
GraniteShares 4x Short Quantum Computing Daily ETF	5.00%

15